EXHIBIT 10.20

                              CONSULTING AGREEMENT

                                  (Park Brady)

     THIS CONSULTING AGREEMENT, is made as of the ___ day of ______ 1998, by and between Telluride Resort Accommodations, Inc. ("COMPANY"), a Colorado corporation and wholly-owned subsidiary of Vacation Properties International, Inc. ("VPI"), a Delaware corporation and Park Brady ("BRADY")

                                   WITNESSETH:

     WHEREAS, COMPANY is engaged in the business of providing noncommercial property management and short-term rental services and hotel management services (the "Business"); and

     WHEREAS, BRADY has extensive experience in the Business; and

     WHEREAS, COMPANY wishes to employ the services of BRADY to consult with it in connection with the management and operation of the Business and BRADY wishes to provide such services for COMPANY upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for other good and valuable consideration hereinafter stated, the parties agree as follows:

     1. SERVICES TO BE SUPPLIED BY BRADY.

     (a) During the Term (as defined below), COMPANY hereby engages the services of BRADY to act as a consultant. BRADY shall render such consulting services to COMPANY or VPI at such times and in such manner as COMPANY or VPI may reasonably request, up to a maximum of ten (10) hours per week, on average, and which BRADY has the capacity to perform relating to the Business.

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          (b) During the Term  hereof,  if  Phillip  Belli  ceases to perform as
General Manager of COMPANY pursuant to that certain Employment Agreement dated ______, 1998 among VPI, COMPANY and Phillip Belli, for any reason, then BRADY shall assume the obligations, responsibilities and duties, and receive the compensation and benefits, of Belli under such agreement for the period of assumption, being the remaining "Term" thereof, as defined in such agreement.

          2. COMPENSATION, BENEFITS.

          (a) In consideration of BRADY's performance of the above-described services, COMPANY shall pay to BRADY a consulting fee equal to Ten Dollars ($10.00) per annum for each year that this Consulting Agreement is in effect.

          (b)  COMPANY  shall  promptly   reimburse  BRADY  for  all  reasonable
out-of-pocket expenses incurred by BRADY during the Term in providing the above-described services, promptly after receipt of itemized expense reports and in compliance with such reasonable policies as COMPANY may establish from time to time.

          3. TERM.

          The term of this Consulting Agreement shall be one (1) year, commencing ________, 1998, unless sooner terminated in accordance with Article 5 (the "Term").

          4. TERMINATION.

          COMPANY shall have the right to terminate this Consulting Agreement at any time for Just Cause. For this purpose, "Just Cause" shall mean fraud, indictment for a felony, gross negligence on the part of Mr. BRADY in the performance of his duties to COMPANY, willful

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misconduct on the part of Mr. BRADY in the  performance of his duties to COMPANY or a willful and material breach of this Consulting Agreement.

          5. TERMINOLOGY; DESCRIPTIVE HEADINGS.

          All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require. Titles and descriptive headings are used herein for convenience only, and neither limit nor amplify the provisions of this Consulting Agreement itself.

          6. INDEMNIFICATION.

          COMPANY agrees to indemnify BRADY from and against any and all losses, damages and expenses incurred by BRADY in connection with any threatened, pending or completed action, suit, claim or proceeding, arising out of any conduct, act or omission of BRADY relating to this Consulting Agreement, so long as BRADY shall not have been guilty of bad faith, gross negligence or willful or reckless misconduct with respect to such conduct, act or omission and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct, act or omission was unlawful.

          7. INDEPENDENT CONTRACTOR.

          This Consulting Agreement shall not be considered to be an employment agreement, and the parties agree that this Consulting Agreement does not create an employment relationship of any kind between BRADY and COMPANY. BRADY shall be an independent contractor for all purposes hereof, and nothing herein shall render BRADY an employee, officer, agent, venturer or partner of COMPANY.

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          8. BINDING EFFECT; GOVERNING LAW.

          This Consulting Agreement shall be binding upon and inure to the benefit of all of the parties thereto and their successors and any permitted assigns; provided, however, that BRADY shall not have the right to assign any of its rights or obligations under this Consulting Agreement, and any attempted assignment shall be null and void ab initio. This Consulting Agreement shall be governed by the laws of the State of Tennessee. Any controversy or claim arising out of or relating to this Consulting Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted at the New York City offices of the American Arbitration Association.

          9. INTEGRATED AGREEMENT; MODIFICATION.

          This Consulting Agreement reflects the full understanding of the parties with respect to the subject matter hereof and supersedes and preempts any and all prior understandings, agreements or representations with respect to the subject matter hereof, whether written or oral. This Consulting Agreement may be modified only by an agreement in writing signed by each of the parties hereto or their respective successors in interest.

          10. NOTICES.

          Any notice or demand which, under the provisions of this Consulting Agreement or otherwise, must or may be given or made by any party hereto, shall be in writing, and may be given or made by personal delivery or by mailing the same by certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth or such other address

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as such  party  may  designate  in  writing  by  notice  given  pursuant  to the provisions hereof. Any such notice given hereunder by certified mail shall be deemed delivered five (5) days after being deposited in a United States general or branch post office, enclosed in a certified, prepaid envelope, with return receipt requested and addressed as hereinabove provided.

          11. SEVERABILITY.

          The provisions of this Consulting Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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          12.   COUNTERPARTS.

          This Consulting Agreement may be executed simultaneously on one or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties have executed this agreement the day and year first above written.

Telluride Resort Accommodations, Inc.

By:
  __________________________________    _____________________________________
                                        Park Brady